UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2017

KONARED CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55208	99-0366971
(State or other jurisdiction of incorporation)	(Commission	(IRS Employer Identification No.)
File Number)

1101 Via Callejon #200, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (808) 212-1553

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2017, Steve Schorr resigned as a member of the Board of Directors (the "Board") of KonaRed Corporation (the "Company"). Mr. Schorr advised the Company that his resignation was not in connection with any disagreement with the Company on any matter relating to its operations, policies or practices.

The Board elected Mark Masten to fill the resulting vacancy from Mr. Schorr's resignation as a Board member.
Mr. Masten will be compensated in accordance with the Company's standard cash and equity compensation arrangements for non-employee directors. Mr. Masten shall receive 250,000 shares of the Company's common stock as compensation for his serving as a member of the Board.
Mr. Masten, 56, has over 20 years of experience in development for health foods and beverage brands in the United States and internationally, including Mr. Masten's current position as SVP of Global Sales at POM Wonderful. Prior to his employment at POM Wonderful, Mr. Masten was employed at well know companies such as Popchips and Wonderful Pistachios & Almonds. Mr. Masten has been recognized among the top leaders in The Wonderful Company for setting strategy, developing annual operating plans, and executing against them. He has also launched the Wonderful Pistachio brand in North America and globally, using an integrated sales and marketing campaign and has gained California Pistachio Industry recognition for providing record returns for growers 9 straight years, as well as profit improvement. Mr. Masten's broad experience with top leaders in the health food and beverages industry uniquely qualifies Mr. Masten to advise KonaRed not only on global sales matters but on various operational, marketing and risk management matters that the Board may address from time to time. He possesses key insight on sales and marketing issues.

On June 12, 2017, the Company received the unfortunate news that John Dawe, the Company's Chief Financial Officer, Treasurer and Secretary, had passed away.

On June 13, 2017, the Company appointed Shaun Roberts, the Company's Chief Executive Officer and Chairman, to serve as the Company's Principal Financial Officer. Mr. Roberts, 48, is a co-founder of the business and has been Chief Executive Officer, Director and Board Chair since its inception in 2008. Mr. Roberts oversees all operations and raised the capital which formed our business. On a day to day basis Mr. Roberts manages processes for raising capital, product development, sales, distribution and marketing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2017	KONARED CORPORATION

	By:	/s/ Shaun Roberts
	Name:	Shaun Roberts
	Title:	Chief Executive Officer